UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2013

Zhongpin Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33593	54-2100419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21 Changshe Road, Changge City, Henan Province
People’s Republic of China	461500
(Address of principal executive offices)	(Zip Code)

011 86 10-8455 4188

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

On January 14, 2013, Zhongpin Inc., a Delaware corporation (the “Company”), entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”) with Golden Bridge Holdings Limited, a Cayman Islands exempted company with limited liability (“Parent”), Golden Bridge Merger Sub Limited, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and Mr. Xianfu Zhu, the Company’s Chief Executive Officer and Chairman of the its Board of Directors. The Amendment amended certain terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Parent, Merger Sub and Mr. Zhu (solely for the purposes of Section 6.6(c) and 6.15 of the Merger Agreement) dated November 26, 2012, to provide the following: (i) the extension of the “go-shop” period under the Merger Agreement until February 8, 2013 and (ii) the extension of the date on or prior to which the Merger Agreement may be terminated by the Company at any time for any reason until February 8, 2013. The Amendment is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Amendment was negotiated on behalf of the Company by the special committee formed by the board of directors (the “Special Committee”) comprising solely independent and disinterested directors, and upon the unanimous recommendation of the Special Committee, unanimously adopted by the Company’s board of directors.

The Special Committee has appointed Cowen and Company (Asia) Limited and Duff & Phelps Securities, LLC as financial advisors to the Special Committee and to conduct the go-shop process.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Document

2.1	Amendment No.1 to Agreement and Plan of Merger, dated January 14, 2013, by and among Zhongpin Inc., Golden Bridge Holdings Limited, Golden Bridge Merger Sub Limited and Mr. Xianfu Zhu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONGPIN INC.
(Registrant)

Dated: January 14, 2013	By:	/s/ Feng Wang
Name: Feng Wang
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1	Amendment No.1 to Agreement and Plan of Merger, dated January 14, 2013, by and among Zhongpin Inc., Golden Bridge Holdings Limited, Golden Bridge Merger Sub Limited and Mr. Xianfu Zhu.